Exhibit 1.01

Conflict Minerals Report of Williams-Sonoma, Inc. in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

Section 1. Introduction

This is the Conflict Minerals Report of Williams-Sonoma, Inc. (the “Company”) for calendar year 2019 in accordance with Rule 13p-1 (“Rule 13p-1” or the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 (the “1934 Act”). The date of filing of this report is May 29, 2020

This Report contains information regarding all of the Company’s merchandising strategies (Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This report is available at http://ir.williams-sonomainc.com/sec-filings.

Section 2. Overview

As a retailer of consumer products, the Company is several levels removed from the mining of conflict minerals, does not make direct purchases of raw or unrefined minerals and makes no purchases in a Covered Country (as defined below).

The Company and its merchandising strategies are retailers of high-quality consumer products for the kitchen and home, including kitchen essentials, dinnerware, cookware, electrics, cutlery, furniture, bedding, bathroom accessories, lighting, decorative accessories, rugs, curtains, gifts, hardware, small leather goods, jewelry, and home décor. The Company’s merchandising strategies contract to manufacture some, although not all, of the products they sell. In 2019, the Company purchased merchandise from over 400 suppliers.

Tin, tungsten, tantalum or gold (“3TGs”) are necessary to the functionality of certain lighting and decorative accessories products that the Company contracts to be manufactured (“In-Scope Products”).

Section 3. Conflict Minerals Policy

The Company is committed to corporate responsibility and sustainable practices as is evidenced by our various policies. The Company has established a policy indicating our ongoing efforts in responsible sourcing of Conflict Minerals by our suppliers. The policy is reviewed each year and sent to suppliers for a yearly acknowledgment.

Section 4. Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, the Company conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith in an attempt to determine the origin of 3TGs that are necessary to the functionality or production of products that we contract to manufacture. Members of the Company’s Legal Department and Sustainable Development Department identified suppliers of the In-Scope Products that the Company contracted to have manufactured. These suppliers were generally suppliers of lighting products and decorative accessories. All identified suppliers of the In-Scope products, approximately 125 suppliers, were contacted as part of our outreach efforts. Not all suppliers provided a response, due to the impacts of COVID-19 on their operations.

Based on our 2019 RCOI, these suppliers identified over 300 smelters and refiners that may be in our supply chain, which the Company believes represent the majority of the relevant smelters and refiners. Based on our RCOI, for the smelters that were identified, the Company concluded that all but two of these smelters and refiners sourced entirely from outside Democratic Republic of Congo or an adjoining country (“Covered Country”). One supplier identified two smelters located in two Covered Countries (Uganda, Zambia), but the supplier was not able to determine whether the 3TGs that came from this smelter were in products supplied to us.

Section 5. Due Diligence Procedures Performed

The due diligence exercise performed by the Company conformed to an internationally recognized due diligence framework developed by the Organization for Economic Cooperation and Development as part of its “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (collectively, the “OECD Guidance”).

In accordance with the OECD Guidance, the Company’s due diligence exercise included: 1) review of the previously-adopted Conflict Minerals Policy, which was then sent to relevant suppliers of the Company’s products; 2) review and assessment of risk in our Company’s supply chain; and 3) review of the strategy to identify and respond to risks in the supply chain. There were no significant changes to the due diligence process since December 31, 2018, the end of the period covered in the Company’s most recent prior Conflict Minerals Report.

Use of RBA Conflict Minerals Reporting Template

In performing our due diligence for 2019, the Company continued to use the Responsible Business Alliance, formerly the Electronic Industry Citizenship Coalition, and Global e-Sustainability Initiative’s (“RBA-GsSI”) Conflict Minerals Reporting Template (“CMRT”). The Company contacted each supplier and requested that it complete the RBA-GsSI CMRT.

Use of a Third-Party Platform for Responses, Support and Review

A third-party vendor was used to streamline this process by allowing suppliers to enter responses via the online RBA-GsSI CMRT. This vendor provided support for suppliers in completing the survey and also aggregated the data provided by suppliers so that the Company could review and analyze the data. The vendor also sent reminder emails to each non-responsive supplier requesting completion of the report.

Upon completion of the reports, the vendor then reviewed the responses for plausibility, consistency and gaps as identified in its procedures. It followed up by email or phone with suppliers that submitted a response that triggers specified quality control flags, for example, incomplete responses, failure to acknowledge the conflict minerals policy or listing a smelter in a Covered Country.

Responses from Suppliers

The Company requested that each supplier identify whether 3TGs are used in items produced for the Company, whether the minerals were recycled or scrap, and if not recycled or scrap, all the smelters in the supplier’s supply chain, including the name and country of the smelter, and whether those smelters had been validated as conflict-free in accordance with the CFSI program. The Company performed a good-faith review of the responses received from suppliers and performed an assessment of the data and requested additional information from suppliers as appropriate. All suppliers were asked to review the Conflict Minerals Policy and to sign a form acknowledging the policy.

The Company continued due diligence measures undertaken in 2018 for this 2019 reporting period, including:

•

Internal Management Team. The Company continued to have a cross-functional Conflict Minerals compliance team to oversee the diligence process, which consisted of key personnel in the following departments: Global Operations, Sustainable Development, Legal and Accounting.

•	External Resources. The Company also used specialist outside counsel and a third-party software platform to assist with RCOI and due diligence.

•

Data Collection and Retention. The Company used a software platform for its collection of information from suppliers regarding their use of 3TGs. The Company continued and continues to maintain these records on the software platform.

•

Reports to Senior Management. Members of the cross-functional Conflict Minerals compliance team periodically reported to the Company’s General Counsel and Chief Financial Officer on various aspects of the Company’s conflict minerals compliance program, including mitigation efforts, progress and effectiveness of the Conflict Minerals Policy.

•

Risk Management Plan. The Company continued to undertake risk mitigation efforts as deemed to be appropriate based on the findings of our supply chain risk assessment. We determined our risk mitigation efforts on a case-by-case basis, considering the particular facts and circumstances and risks identified.

Section 6. Product Information

3TGs are necessary to the functionality of certain lighting and decorative accessories products that the Company contracts to be manufactured. The In-Scope Products are lighting and decorative accessories, including some seasonal merchandise, bath hardware, jewelry and tabletop items.

Section 7. Identified Suppliers of Products – Country of Origin Inquiry

Due diligence revealed that necessary 3TGs used in In-Scope Products were derived from the smelters identified below.

Smelter	Country
L’Orfebre S.A.	ANDORRA
Morris and Watson Gold Coast	AUSTRALIA
Western Australian Mint trading as The Perth Mint	AUSTRALIA
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Wolfram Bergbau und Hutten AG	AUSTRIA
Metallo Belgium N.V.	BELGIUM
Tony Goetz NV	BELGIUM
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
EM Vinto	BOLIVIA
Operaciones Metalurgical S.A.	BOLIVIA
ACL Metais Eireli	BRAZIL
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Estanho de Rondonia S.A.	BRAZIL
LSM Brasil S.A.	BRAZIL
Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Marsam Metals	BRAZIL
Melt Metais e Ligas S.A.	BRAZIL
Mineracao Taboca S.A.	BRAZIL
Mineracao Taboca S.A.	BRAZIL
Resind Industria e Comercio Ltda.	BRAZIL
Resind Industria e Comercio Ltda.	BRAZIL
Soft Metais Ltda.	BRAZIL
Super Ligas	BRAZIL
Umicore Brasil Ltda.	BRAZIL
White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Asahi Refining Canada Ltd.	CANADA
CCR Refinery - Glencore Canada Corporation	CANADA
Royal Canadian Mint	CANADA
Planta Recuperadora de Metales SpA	CHILE
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
China Molybdenum Co. Ltd.	CHINA
China Tin Group Co., Ltd.	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Dongguan Best Alloys co.,ltd	CHINA
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
F&X Electro-Materials Ltd.	CHINA
FIR Metals & Resource Ltd.	CHINA
Fujian Ganmin RareMetal Co. Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Gejiu City Fuxiang Industry and Trade Co. Ltd.	CHINA
Gejiu Fengming Metallurgy Chemical Plant	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Guangdong Jinding Gold Limited	CHINA
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Heraeus Metals Hong Kong Ltd.	CHINA
HuiChang Hill Tin Industry Co., Ltd.	CHINA
Huichang Jinshunda Tin Co., Ltd.	CHINA
Hunan Chenzhou Mining Co., Ltd.	CHINA
Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Co., Ltd.	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Tuohong New Raw Material	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Jiujiang Janny New Material Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Lingbao Gold Co., Ltd.	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Ma’anshan Weitai Tin Co., Ltd.	CHINA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Metalor Technologies (Hong Kong) Ltd.	CHINA
Metalor Technologies (Suzhou) Ltd.	CHINA
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Penglai Penggang Gold Industry Co., Ltd.	CHINA
Refinery of Seemine Gold Co., Ltd.	CHINA
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
RuiQiong China	CHINA

Sanmenxia Chaoyang Technology Co., Ltd	CHINA
Sanmenxia Zhaoyang Sciene and Technology Ltd	CHINA
Shandong Humon Smelting Co. Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Shenzhen Lvqitian solder technology co., ltd	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	CHINA
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
SZSZL Technology Co., Ltd.	CHINA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tongling Nonferrous Metal Group Co., Ltd.	CHINA
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd.	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Yunnan Chengfeng Non-ferrous Metals Co., LTD	CHINA
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Copper Industry Co., Ltd.	CHINA
Yunnan Tin Company Limited	CHINA
Yunnan Yunfan Non-ferrous Metals Co. Ltd.	CHINA
Yushan xuang Dajin metalwork LTD	CHINA
Zhejiang suichang huijin non-ferrous metals limited company	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Safina A.S.	CZECH REPUBLIC
Molycorp Silmet A.S.	ESTONIA
SAAMP	FRANCE
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Aurubis AG	GERMANY
C. Hafner GmbH + Co. KG	GERMANY
Degussa	GERMANY
DODUCO Contacts and Refining GmbH	GERMANY
Ges. Fuer Wolfram Industries mbH	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Smelting GmbH & Co. KG	GERMANY
H.C. Starck Tantalum and Niobium GmbH	GERMANY
H.C. Starck Tungsten GmbH	GERMANY
Heimerle + Meule GmbH	GERMANY

Heraeus Precious Metals GmbH & Co. KG	GERMANY
SAXONIA Edelmetalle GmbH	GERMANY
Umicore Galvanotechnik GMBH	GERMANY
WIELAND Edelmetalle GmbH	GERMANY
Bangalore Refinery	INDIA
CGR Metalloys Pvt Ltd.	INDIA
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Metallurgical Products India Pvt., Ltd.	INDIA
MMTC-PAMP India Pvt., Ltd.	INDIA
Precious Minerals and Smelting Limited	INDIA
Sai Refinery	INDIA
Sovereign Metals	INDIA
CV Ayi Jaya	INDONESIA
CV Dua Sekawan	INDONESIA
CV Gita Pesona	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV Tiga Sekawan	INDONESIA
CV United Smelting	INDONESIA
CV Venus Inti Perkasa	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Aries Kencana Sejahtera	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Prima Tin	INDONESIA
PT Bangka Serumpun	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT Bukit Timah	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Karimun Mining	INDONESIA
PT Kijang Jaya Mandiri	INDONESIA
PT Lautan Harmonis Sejahtera	INDONESIA
PT Menara Cipta Mulia	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Prima Timah Utama	INDONESIA
PT Rajawali Rimba Perkasa	INDONESIA

PT Refined Bangka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sukses Inti Makmur	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Timah (Persero) Tbk Kundur	INDONESIA
PT Timah (Persero) Tbk Mentok	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tirus Putra Mandiri	INDONESIA
PT Tommy Utama	INDONESIA
8853 S.p.A.	ITALY
Chimet S.p.A.	ITALY
Italpreziosi	ITALY
OGENKIDE Srl	ITALY
Safimet S.p.A	ITALY
T.C.A S.p.A	ITALY
A.L.M.T. TUNGSTEN Corp.	JAPAN
Aida Chemical Industries Co., Ltd.	JAPAN
Asahi Pretec Corp.	JAPAN
Asaka Riken Co., Ltd.	JAPAN
Chugai Mining	JAPAN
Dowa	JAPAN
Eco-System Recycling Co., Ltd.	JAPAN
Global Advanced Metals Aizu	JAPAN
H.C. Starck Ltd.	JAPAN
Ishifuku Metal Industry Co., Ltd.	JAPAN
Japan Mint	JAPAN
Japan New Metals Co., Ltd.	JAPAN
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Kojima Chemicals Co., Ltd.	JAPAN
Liquidgold Japan	JAPAN
Matsuda Sangyo Co., Ltd.	JAPAN
Mitsubishi Materials Corporation	JAPAN
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
Nihon Material Co., Ltd.	JAPAN
Ohura Precious Metal Industry Co., Ltd.	JAPAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
Taki Chemical Co., Ltd.	JAPAN

Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tokuriki Honten Co., Ltd.	JAPAN
Yamakin Co., Ltd.	JAPAN
Yokohama Metal Co., Ltd.	JAPAN
Kazakhmys Smelting LLC	KAZAKHSTAN
Kazzinc	KAZAKHSTAN
TOO Tau-Ken-Altyn	KAZAKHSTAN
Ulba Metallurgical Plant JSC	KAZAKHSTAN
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
HeeSung Metal Ltd.	KOREA, REPUBLIC OF
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
KGETS CO., LTD.	KOREA, REPUBLIC OF
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
NH Recytech Company	KOREA, REPUBLIC OF
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Torecom	KOREA, REPUBLIC OF
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	KYRGYZSTAN
State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Power Resources Ltd.	MACEDONIA
Malaysia Smelting Corporation (MSC)	MALAYSIA
Modeltech Sdn Bhd	MALAYSIA
Modeltech Sdn Bhd	MALAYSIA
Caridad	MEXICO
KEMET Blue Metals	MEXICO
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Pongpipat Company Limited	MYANMAR
Remondis Argentia B.V.	NETHERLANDS
Morris and Watson	NEW ZEALAND
Minsur	PERU
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Fenix Metals	POLAND

KGHM Polska Miedz Spolka Akcyjna	POLAND
Hydrometallurg, JSC	RUSSIAN FEDERATION
JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Moliren Ltd.	RUSSIAN FEDERATION
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Unecha Refractory metals plant	RUSSIAN FEDERATION
L’ azurde Company For Jewelry	SAUDI ARABIA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
AU Traders and Refiners	SOUTH AFRICA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Metallo Spain S.L.U.	SPAIN
SEMPSA Joyeria Plateria S.A.	SPAIN
Sudan Gold Refinery	SUDAN
Boliden AB	SWEDEN
Argor-Heraeus S.A.	SWITZERLAND
Cendres + Metaux S.A.	SWITZERLAND
Metalor Technologies S.A.	SWITZERLAND
PAMP S.A.	SWITZERLAND
PX Precinox S.A.	SWITZERLAND
Valcambi S.A.	SWITZERLAND
Lianyou Metals Co. Ltd.	TAIWAN
Rui Da Hung	TAIWAN
Singway Technology Co., Ltd.	TAIWAN
Solar Applied Materials Technology Corp.	TAIWAN
H.C. Starck Co., Ltd.	THAILAND
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Thaisarco	THAILAND
Umicore Precious Metals Thailand	THAILAND
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Istanbul Gold Refinery	TURKEY
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

African Gold Refinery	UGANDA
Al Etihad Gold LLC	UNITED ARAB EMIRATES
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Emirates Gold DMCC	UNITED ARAB EMIRATES
Fujairah Gold FZC	UNITED ARAB EMIRATES
International Precious Metal Refiners	UNITED ARAB EMIRATES
Kaloti Precious Metals	UNITED ARAB EMIRATES
Abington Reldan Metals, LLC	UNITED STATES
Advanced Chemical Company	UNITED STATES
Alpha	UNITED STATES
Asahi Refining USA Inc.	UNITED STATES
CP Metals Inc.	UNITED STATES
D Block Metals, LLC	UNITED STATES
Exotech Inc.	UNITED STATES
Geib Refining Corporation	UNITED STATES
Global Advanced Metals Boyertown	UNITED STATES
Global Tungsten & Powders Corp.	UNITED STATES
H.C. Starck Inc.	UNITED STATES
KEMET Blue Powder	UNITED STATES
Kennametal Fallon	UNITED STATES
Kennametal Huntsville	UNITED STATES
Kennecott Utah Copper LLC	UNITED STATES
Materion	UNITED STATES
Metallic Resources, Inc.	UNITED STATES
Metalor USA Refining Corporation	UNITED STATES
Niagara Refining LLC	UNITED STATES
Pease & Curren	UNITED STATES
QG Refining, LLC	UNITED STATES
QuantumClean	UNITED STATES
Sabin Metal Corp.	UNITED STATES
Telex Metals	UNITED STATES
Tin Technology & Refining	UNITED STATES
United Precious Metal Refining, Inc.	UNITED STATES
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
An Vinh Joint Stock Mineral Processing Company	VIET NAM

Asia Tungsten Products Vietnam Ltd.	VIET NAM
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
UMICORE GAHANOTECHNIK GmbH.	VIET NAM
Universal Precious Metals Refining Zambia	ZAMBIA
Fidelity Printers and Refiners Ltd.	ZIMBABWE

The description of the Company’s due diligence exercise set forth above under the heading “Section 5. Due Diligence Procedures Performed” explains the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Section 8. Future Efforts to Mitigate Risk

The Company intends to continuously improve upon its due diligence efforts related to 3TGs. The Company will continue to:

•	Use revised and updated versions of the CMRT for its survey tools;

•	Monitor and encourage the continued development and progress of traceability measures for suppliers; and

•	Engage with suppliers to provide responses or complete responses in 2020.

Section 9. Forward Looking Statements

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that the Company intends to take to mitigate risk with respect to 3TGs used in our products and that a smelter in a Covered Country was used by one of our suppliers, although we do not know whether 3TGs from that smelter were used in the products the supplier provided to us.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by the Company’s direct, on a timely basis or at all, (2) whether suppliers and other market participants responsibly source 3TGs, and (3) political and regulatory developments, whether in the DRC region, the United States, or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of filing of this document. All forward-looking statements in this Report are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.